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                                                                    Exhibit 23.2

                         Consent of Independent Auditors


We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the Sirius Satellite Radio Inc. 401(k) Savings Plan and to the incorporation by reference therein of our reports dated (i) January 23, 2004, with respect to the consolidated financial statements and schedule of Sirius Satellite Radio Inc. and Subsidiary, (ii) January 23, 2004, with respect to the balance sheet of Satellite CD Radio, Inc., both included in its Annual Report on Form 10-K for the year ended December 31, 2003, and (iii) June 6, 2004, with respect to the financial statements and schedules of the Sirius Satellite Radio Inc. 401(k) Savings Plan included in the Plan's Annual Report (Form 11-K), for the year ended December 31, 2003, as filed with the Securities and Exchange Commission.



                                             /s/ ERNST & YOUNG LLP


New York, New York
October 1, 2004